As filed with the Securities and Exchange Commission on July 1, 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENJOY HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

RM 1118, 11th Floor, Building 3, No. 99 Wangzhou Rd., Liangzhu St.

Yuhang District, Hangzhou, Zhejiang Province, 311113,

China

Telephone: (86) 0571 8858 6668

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, Address and Telephone Number of Agent For Service)

With copies to:

Richard I. Anslow, Esq.

Lijia Sanchez, Esq.

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to (i) Registration Statement (No. 333-274441) previously filed by the Registrant on Form F-1 on September 8, 2023 and declared effective by the Securities and Exchange Commission (the “SEC”) on September 28, 2023 (the “First Registration Statement”) and (ii) a new Registration Statement on Form F-3 that the Registrant files herein (the “Second Registration Statement”).

The First Registration Statement covered the offering and sale by the selling securityholders identified in the prospectus of up to 11,495,061 of Class A ordinary shares. The Second Registration Statement covers the offering, issuance and sale by us of up to $250,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, subscriptions rights and/or units.

This Post-Effective Amendment to Form F-1 on Form F-3 constitutes a Post-Effective Amendment No. 1 to the First Registration Statement and is being filed by the Registrant to (x) convert the First Registration Statement into a registration statement on Form F-3 and (y) update the First Registration Statement to incorporate by reference the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (the “Annual Report”), which was filed with the SEC on April 26, 2024. This Registration Statement contains an updated prospectus relating to the offering and sale of the securities that were registered (i) for resale on the First Registration Statement and (ii) for issuance on the Second Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

All filing fees payable in connection with the registration of the shares registered by the First Registration Statement were paid by the Registrant at the time of the filing of the First Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2024

SCIENJOY HOLDING CORPORATION

Up to US$250,000,000 of

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Subscription Rights

Units

11,495,061 Class A Ordinary Shares Offered by the Selling Shareholders

We may offer, issue and sell from time to time up to $250,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and a combination of such securities, separately or as units, in one or more offerings. The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, selling shareholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell up to 11,495,061 of our Class A ordinary shares. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Shareholders.”

Investors are cautioned that the securities may be offered under this prospectus are securities of Scienjoy Holding Corporation, our British Virgin Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Scienjoy Holding Corporation conducts business in China through the consolidated variable interest entities, or the “VIEs”, and the VIE’s subsidiaries.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, sell the securities, directly or through underwriters, agents or dealers, on or off The Nasdaq Stock Market LLC, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “SJ.” On June 28, 2024, the closing price of the Class A ordinary shares on Nasdaq was US$0.9490 per share.

As of June 7, 2024, the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$34.8 million, which was calculated based on 31,368,252 Class A ordinary shares issued and outstanding held by non-affiliates and a per share price of US$1.11 as reported on the Nasdaq Capital Market on such date. We have not offered any securities pursuant to General Instruction I.B.5.of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 15, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Scienjoy Holding Corporation is not a Chinese operating company but a British Virgin Islands holding company with operations conducted by its subsidiaries and through contractual arrangements with the variable interest entities, or “VIEs,” based in China. Scienjoy Holding Corporation currently operates majority of the businesses in China through Zhihui Qiyuan (Beijing) Technology, Co. Ltd. (“Zhihui Qiyuan”), Sixiang Qiyuan (Hangzhou) Culture Technology Co., Ltd. (“Sixiang Qiyuan”) and their respective subsidiaries, which are collectively referred to as the “VIEs” in this prospectus. “Our PRC subsidiaries” refer to our wholly foreign owned entities (the “WFOEs”), Sixiang Wuxian (Beijing) Technology Co., Ltd. (“WXBJ”), Sixiang Wuxian (Zhejiang) Culture Technology Co., Ltd. (“WXZJ”) and their respective subsidiaries. We may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services as set out in the Negative List (2021 Version) promulgated by the Ministry of Commerce, or MOFCOM, and the National Development and Reform Commission, or the NDRC. A series of contractual agreements, including equity interest pledge agreement, exclusive call option agreement, exclusive business cooperation agreement, power of attorney and financial support undertaking letters, have been entered into by and among our WFOEs, the VIE and its shareholders. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements among WFOEs, the VIEs and the Shareholders of the VIEs” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or “the Company” are to Scienjoy Holding Corporation, its subsidiaries, and, in the context of describing our consolidated financial information, include the affiliated entities.

The VIE structure is used to provide contractual exposure to foreign investment in China-based companies where the PRC law prohibits or restricts direct foreign investment in the operating companies. Neither the investors nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Instead, we receive the economic benefits of the VIEs’ business operation through a series of contractual agreements with the VIEs and these agreements have not been tested in court. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs and its subsidiaries with ours only if we meet the conditions for consolidation under U.S. GAAP. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors. Investors are purchasing equity securities of our ultimate British Virgin Islands holding company rather than purchasing equity securities of the VIEs, and investors may never hold equity interests in the VIEs.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law and the PRC regulatory authorities could disallow the VIE structure at any time. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, our ability to treat the VIEs and its subsidiaries as the consolidated affiliated entities under U.S. GAAP may be restricted, and our ability to develop e-commerce business through the VIEs and the prospect of our company may be materially and adversely affected. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in China. For example, we and our affiliated entities face risks and uncertainties associated with the fact that the PRC government has significant authority in regulating a China-based company and may influence or intervene its operations at any time. The PRC government has recently issued statements and regulatory actions relating to areas such as regulatory approvals of offshore offerings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or list on U.S. or other foreign exchanges. Potential actions taken by the PRC government could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, which also includes VIE structure, are required to fulfill the filing procedure with the CSRC and report relevant information. Any future offering pursuant to a prospectus supplement to this prospectus will be subject to the Overseas Listing Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to a prospectus supplement to this prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus. There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund- raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A ordinary shares. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Our PRC subsidiaries and the VIEs receive substantially all of their revenue in Renminbi. Renminbi is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their potential future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange of China (“SAFE”) by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our Chinese subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Chinese subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, shareholders may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes.

As of the date of this prospectus, the VIEs have not made any dividends or distributions to the holding company, and no dividends or distributions have been made by the Company. Cashflow between us and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in payment of operating expenses and investments. For the years ended December 31, 2021, 2022 and 2023, cash transferred from WFOEs and its subsidiaries to the VIEs was RMB296.0 million, RMB273.2 million and RMB154.8 million, respectively. Cash transferred from the VIEs to WFOEs and its subsidiaries mainly consisted of repayment of the working capital loans. For the years ended December 31, 2021, 2022 and 2023, cash transferred from the VIEs to WFOEs and its subsidiaries was RMB253.1 million. RMB201.3 million and RMB171.7 million, respectively. For the years ended December 31, 2021, 2022 and 2023, cash transferred from Scienjoy Holding Corporation to the offshore subsidiaries was RMB562,000, RMB1.6 million and RMB29.1 million, respectively. For the years ended December 31, 2021, 2022 and 2023, cash transferred from offshore subsidiaries to Scienjoy Holding Corporation was RMB260,000, RMB36.2 million and RMB70.3 million, respectively. For the year ended December 31, 2021, cash transferred from offshore subsidiaries to WFOEs and its Subsidiaries was capital contribution of RMB6.4 million. For the year ended December 31, 2023, cash transferred from offshore subsidiaries to WFOEs and its Subsidiaries was working capital loans of RMB63.4 million. For the year ended December 31, 2021, cash transferred from WFOEs and its subsidiaries to offshore subsidiaries was dividend of RMB7.0 million. For the year ended December 31, 2022, cash transferred from WFOEs and its subsidiaries to offshore subsidiaries mainly consisted of repayment of working capital loans of RMB2.1 million and dividend of RMB6.3 million. The source of funds is the capital retained from the Business Combination transaction and revenues generated by our PRC subsidiaries, and there is no tax consequence on the intercompany’ s short-term working capital loans. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries and the VIEs via capital contribution or shareholder loans, as the case may be.

To date, except for the above cash transferred between us and the VIEs, there are no other assets transferred between us and the VIEs. To date, the VIEs have not made any dividends or distributions to our WFOEs and our WFOEs have not made any dividends or distributions to its shareholders or Scienjoy Holding Corporation. As of the date of this prospectus, Scienjoy Holding Corporation has not paid dividends or made distributions to our investors of Class A ordinary shares.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our current auditor, OneStop Assurance PAC, is headquartered in Sinapore, a jurisdiction where the PCAOB is able to conduct inspection and investigation completely. Given the foregoing, we do not expect to be identified by the SEC again as a “commission- identified issuer” following the filing of our Annual Report for the year ended December 31, 2023. However, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For details of risks related to the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — Our shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of our shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, (i) utilizing a “shelf” registration process and (ii) relating to the resale by the selling shareholders of the registered shares. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis. The selling shareholders referred to in this prospectus may from time to time sell the Class A ordinary shares described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.” We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus.

Neither we nor the selling shareholders have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We and the selling shareholders are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“affiliated entities” refers to, collectively, the VIEs and its subsidiaries;

●	“Business Combination” refers to the Company’s acquisition of Scienjoy Inc. on May 7, 2020 and related transactions;“Class A ordinary shares” refers to our Class A ordinary shares of no par value;

●	“Class B ordinary shares” refers to our Class B ordinary shares of no par value;

●	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong and Macau;

●	“HFCAA” refers to Holding Foreign Companies Accountable Act, as amended;

●	“ordinary shares” or “shares” refer to our ordinary shares comprising Class A ordinary shares, no par value and/or Class B ordinary shares, no par value;

ii

●	“our PRC subsidiaries” refer to our WFOEs, i.e. Sixiang Wuxian (Beijing) Technology Co., Ltd. (“WXBJ”), and Sixiang Wuxian (Zhejiang) Culture Technology Co., Ltd. (“WXZJ”) and their respective subsidiaries. WXBJ’s subsidiaries include Sixiang Zhihui (Beijing) Technology Co., Ltd. (“ZH”), Sixiang Yingyue (Shanghai) Technology Co., Ltd. (“SXYY”), Holgus Sixiang Information Technology Co., Ltd. (“Holgus X”), Kashgar Sixiang Times Internet Technology Co., Ltd. (“Kashgar Times”), Kashgar Sixiang LeHong Information Technology Co., Ltd. (“Kashgar Lehong”), Sixiang ZhiHui (HaiNan) Investment (“ZHHN”), and Holgus Sixiang Haohan Internet Technology Co., Ltd. (“Holgus H”), WXZJ’s subsidiary includes Sixiang Zhihui (Zhejiang) Culture Technology Co., Ltd. (“ZHZJ”);

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“Share Exchange Agreement” refers to the Share Exchanged Agreement, dated October 28, 2019, by and among Scienjoy Inc., Wealthbridge Acquisition Limited (“Wealthbridge”), Lavacano Holdings Limited (“Lavacano”), and WBY Entertainment Holdings Ltd. (“WBY”);

●	“US$,” “U.S. dollars,” “$” or “dollars” refers to the legal currency of the United States of America;

●	“VIE” refers to Zhihui Qiyuan (Beijing) Technology, Co. Ltd. (“Zhihui Qiyuan”), Sixiang Qiyuan (Hangzhou) Culture Technology Co., Ltd., (“Sixiang Qiyuan”) and their respective subsidiaries; and

●	“we,” “us,” “our,” or “our Company” refers to Scienjoy Holding Corporation, its subsidiaries, and, in the context of describing our consolidated financial information, includes the VIEs and its subsidiaries.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at the exchange rate of RMB7.0999 to US$1.00, the exchange rate in effect as of December 31, 2023 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.

For investors outside the United States: Neither we nor the selling shareholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

iii

PROSPECTUS SUMMARY

Investors are cautioned that the securities may be offered under this prospectus are securities of Scienjoy Holding Corporation, our British Virgin Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Scienjoy Holding Corporation conducts business in China through the consolidated VIEs and the VIEs’ subsidiaries.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We were originally a blank check company incorporated on May 2, 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. On May 7, 2020, we consummated our business combination pursuant to the Share Exchange Agreement and acquired 100% issued and outstanding equity interests of Scienjoy Inc., which resulted in Scienjoy Inc. becoming our wholly-owned subsidiary.

Following our Business Combination, we changed our name from Wealthbridge Acquisition Limited to “Scienjoy Holding Corporation” and continued the listing of our ordinary shares (which have been reclassified as Class A ordinary shares on November 10, 2021) on Nasdaq under the symbol “SJ.”

The securities registered in this prospectus are securities of our British Virgin Islands holding company. As a holding company with no material operations of our own, we conduct our operations mainly through the VIEs in PRC, and to a lesser extent, through our PRC subsidiaries. Neither we nor our subsidiaries own any equity interest in the VIEs. Instead, we control and receive the economic benefits of the business operations of the VIEs through a series of contractual arrangements, which are referred as the VIE agreements in this prospectus. We have evaluated the guidance in FASB ASC 810 and concluded that we are the primary beneficiary of the VIEs because of these contractual arrangements. Accordingly, under U.S. GAAP, the financial statements of the VIEs are consolidated as part of our financial statements.

Business Overview

We are a leading provider of mobile live streaming platforms in China and focuses on interactive show live streaming from broadcasters to users. The VIEs traditionally operate on three primary platforms (Showself Live Streaming, Lehai Live Streaming, and Haixiu Live Streaming), each using our own mobile applications and providing live streaming entertainment from professional “broadcasters” to the end-user. In September 2020, we acquired two additional mobile live streaming platforms, namely the BeeLive Chinese (MiFeng) and the BeeLive International. BeeLive Chinese (MiFeng) became a subsidiary of the VIEs and BeeLive International became our wholly owned subsidiary. BeeLive International operates mobile live streaming platforms in the Middle East and Thailand. In December 2021, through an acquisition of Beijing Weiliantong Technology Co., Ltd. (“WLT”), we acquired one additional mobile live streaming platform, namely the Hongle.tv. Together with the acquisition of WLT, we also acquired Golden Shield Enterprises Limited (“Golden Shield”), which operates a NFT business. WLT became a subsidiary of the VIEs under Zhihui Qiyuan and Golden Shield became a subsidiary of Scienjoy, Inc.

In June 2022, we entered into a series of contracts with Sixiang Qiyuan VIEs, which has commenced its operations in Hangzhou.

In September 2023, we announced our strategic investment of US$3 million to acquire a 30% equity interest in DVCC TECHNOLOGY L.L.C, a Dubai-based metaverse company dedicated to transforming entertainment through innovation. This pivotal move signifies our unwavering commitment to metamorphosing its business transformation strategy from mobile entertainment to metaverse lifestyle, catalyzed by global expansion starting from the dynamic Middle East and North Africa (MENA) region.

We operate a mobile live streaming business by which it provides live streaming entertainment from professional “broadcasters” to the end-users, allowing for operation of live social video communities. Using our mobile applications, users can select broadcasters and enter real time video rooms to interact with them. In addition to the real-time interaction, users can also view photos posted by broadcasters in their personal pages, leave comments, and engage in private chats with broadcasters when such broadcasters are not streaming. In addition, users can also play simple, fun games using virtual currencies within the video rooms while watching live streaming of a broadcaster.

While users have free access to all real time video rooms, revenue is primarily generated through sales of our virtual currency. Users can purchase virtual currency on our platforms and can use such virtual currency to buy virtual items for broadcasters to show their support. We share revenues generated on the platforms with talents agencies, which in turn share revenues with broadcasters. Under the leadership of our experienced management team, we continue to invest in technology advancement and industry collaboration to expand its user base and improve its content. We are dedicated to achieving sustainable development and transforming the industry through its bold and creative live streaming philosophy.

Our Corporate Structure and Contractual Arrangements with the VIE and its Shareholders

We are a British Virgin Islands holding company and conduct our operations in China through contractual arrangements with the VIEs, including Zhihui Qiyuan, Sixiang Qiyuan and their subsidiaries, and our WFOEs and the wholly owned subsidiaries of WFOEs. Through our Hong Kong subsidiary Scienjoy International Limited, we own a direct equity interest in WXBJ and WXZJ. WXBJ, Zhihui Qiyuan and Zhihui Qiyuan’s registered shareholders are parties to certain VIE agreements, pursuant to which the profits of Zhihui Qiyuan and its subsidiaries, each such company formed under PRC Law, are directly or indirectly payable to WXBJ. WXZJ, Sixiang Qiyuan and Sixiang Qiyuan’s registered shareholders are parties to certain VIE agreements, pursuant to which the profits of Sixiang Qiyuan and its subsidiaries, each such company formed under PRC Law, are directly or indirectly payable to WXZJ.

For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements among WFOEs, the VIEs and the Shareholders of the VIEs” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For more details of risks related to our VIE structure, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The following diagram illustrates our simplified corporate structure, including our principal subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus:

Contractual Arrangements among WFOEs, the VIEs and the Shareholders of the VIEs

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, and certain other business. We are a company registered in the British Virgin Islands. To comply with PRC laws and regulations, we primarily conduct our business in China through (i) our PRC subsidiaries and (ii) the VIEs based on a series of contractual arrangements by and among the WFOEs, the VIEs and the shareholders of the VIEs. We have evaluated the guidance in FASB ASC 810 and concluded that we are the primary beneficiary of the VIEs because of these contractual arrangements. Accordingly, under U.S. GAAP, the financial statements of the VIEs are consolidated as part of our financial statements. The following is a summary of all the VIE arrangements that enable us to receive substantially all of the economic benefits from the VIEs’ operations and be the primary beneficiary of the VIEs for accounting purposes.

Contracts between the Company and the Zhihui Qiyuan VIEs

Exclusive Option Agreement.

Pursuant to the exclusive option agreement (including its amendment or supplementary agreements, if any) amongst WXBJ, Zhihui Qiyuan and the registered shareholders who collectively owned all of Zhihui Qiyuan, the registered shareholders irrevocably granted WXBJ or its designated party, an exclusive option to purchase all or part of the equity interests held by the registered shareholders in Zhihui Qiyuan, when and to the extent permitted under PRC law, at an amount equal to the lowest permissible purchase price as set by PRC law. Zhihui Qiyuan cannot declare any profit distributions, or create any encumbrances in any form without the prior written consent of WXBJ. The registered shareholders must remit in full any funds received from Zhihui Qiyuan to WXBJ, in the event any distributions are made by the VIE pursuant to any written consents of WXBJ.

The Exclusive Option Agreement shall remain effective for twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. WXBJ has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

Power of Attorney Agreements.

Each registered shareholders of Zhihui Qiyuan entered into a power of attorney agreement (including its amendment or supplementary agreements, if any) whereby such registered shareholders granted an irrevocable proxy of the voting rights underlying their respective equity interests in Zhihui Qiyuan to WXBJ, which includes, but are not limited to, all the shareholders’ rights and voting rights empowered to such registered shareholders by the PRC company law and Zhihui Qiyuan’s Article of Association. The power of attorney remains irrevocable and continuously valid from the date of execution so long as each such shareholder remains as a shareholder of Zhihui Qiyuan.

Share Pledge Agreement.

Pursuant to the share pledge agreement (including its amendment or supplementary agreements, if any) among WXBJ, Zhihui Qiyuan and the registered shareholders of Zhihui Qiyuan, such registered shareholders have pledged all their equity interests in Zhihui Qiyuan to guarantee the respective performance of Zhihui Qiyuan and such shareholders obligations under the Exclusive Option Agreement, Exclusive Business Cooperation Agreement and Power of Attorney Agreement, as applicable.

If Zhihui Qiyuan or any of its shareholders breaches its contractual obligations under any of other VIE agreements, WXBJ, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The registered shareholders of Zhihui Qiyuan agreed not to transfer, sell, pledge, dispose of or otherwise create any new encumbrance on their equity interests in Zhihui Qiyuan without the prior written consent of WXBJ. The Share Pledge Agreement shall be continuously valid until all obligations under the VIE agreements have been fulfilled, or the VIE agreements are terminated, or the secured debts has been fully executed.

Contracts that enable us to receive substantially all of the economic benefits from the Zhihui Qiyuan VIEs

Exclusive Business Cooperation Agreements

Pursuant to the exclusive business cooperation agreement (including its amendment or supplementary agreements, if any) between WXBJ and Zhihui Qiyuan, WXBJ is to provide exclusive business support, technical and consulting services related to all technologies needed for its business in return for fees. The service fees may be adjusted by WXBJ based on the following factors:

●	complexity and difficulty of the services pursuant to the business cooperation agreement to Zhihui Qiyuan during the month (the “Monthly Services”);

●	the number of WXBJ’s employees who provided the Monthly Services and the qualifications of the employees;

●	the number of hours WXBJ’s employees spent to provide the Monthly Services;

●	nature and value of the Monthly Services;

●	market reference price; and

●	Zhihui Qiyuan’ operating conditions for the month.

The term of the Exclusive Business Cooperation Agreement is twenty (20) years and shall be automatically extended for an additional period of one (1) year. The additional period automatically enters the renewal extension of one (1) year at the end of each extended additional period. Besides, WXBJ has the right to terminate this agreement at any time after giving a thirty (30) days’ prior termination notice.

Based on the foregoing VIE arrangements, which obligate WXBJ to absorb all of the risk of loss from their activities and enable WXBJ to receive all of their expected residual returns, the Company accounts for Zhihui Qiyuan as a VIE. Accordingly, the Company consolidates the accounts of Zhihui Qiyuan for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the SEC and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Contractual Arrangements among WXZJ, Sixiang Qiyuan, and the Shareholders of Sixiang Qiyuan.

Exclusive Option Agreement

Pursuant to the exclusive option agreement (including any supplementary agreement thereto, if any) entered into by and among WXZJ, Sixiang Qiyuan and all the shareholders of Sixiang Qiyuan, the shareholders of Sixiang Qiyuan hereby irrevocably grant to WXZJ or its designee, to the extent permitted by the laws of the People’s Republic of China, the exclusive right to purchase all or part of the equity interest held by such shareholders at the lowest purchase price permitted by the laws of the People’s Republic of China. Without the written consent of WXZJ, Sixiang Qiyuan may not distribute any profits or create any encumbrance in any manner. If Sixiang Qiyuan makes the profit distribution with WXZJ’s written consent, Sixiang Qiyuan’s shareholders shall pay all of any funds received by them to WXZJ.

The term of the exclusive option agreement is twenty years and will be automatically renewed for one year. Upon the expiration of each renewed term, the exclusive option agreement will be automatically renewed for one year. In the meantime, WXZJ shall have the right to terminate the exclusive option agreement at any time by giving a three days’ prior notice.

Power of Attorney Agreements.

WXZJ has entered into a power of attorney agreement (the “Power of Attorney,” including any supplementary agreements, if any) with each shareholder of Sixiang Qiyuan, pursuant to which each such shareholder grants the proxy rights to WXZJ in connection with his equity interest in Sixiang Qiyuan, including, without limitation, all the shareholders’ beneficial rights and voting rights conferred by the Company Law of the People’s Republic of China and the Articles of Association of Sixiang Qiyuan. Each power of attorney agreement shall be irrevocable from the date of execution and shall continue to be valid until the relevant shareholder no longer holds Sixiang Qiyuan’s equity interest.

Share Pledge Agreement

Pursuant to the share pledge contract (including any supplementary agreement thereto, if any) entered into by and among WXZJ, Sixiang Qiyuan and each of the shareholders of Sixiang Qiyuan, each shareholder of Sixiang Qiyuan has pledged all of Sixiang Qiyuan’s equity interest held by such shareholder to guarantee the respective performance of Sixiang Qiyuan and such shareholder under the exclusive option contract, the exclusive business cooperation agreement and the power of attorney agreement, as applicable.

If Sixiang Qiyuan or any of its shareholders breaches its contractual obligations under any VIE agreements, WXZJ, as the pledgee, will have certain rights, including the sale of the pledged equity interest. The shareholders agree that, without the prior written consent of WXZJ, they shall not transfer, sell, pledge, dispose of or in any other manner create any new encumbrance upon their equity interest in Sixiang Qiyuan. The share pledge agreement shall remain effective until all obligations under the VIE agreements have been performed, or the VIE agreements have been terminated, or all obligations under the VIE agreements have been fully performed.

Contracts that enable us to receive substantially all of the economic benefits from the Sixiang Qiyuan VIEs

Exclusive Business Cooperation Agreement

In accordance with the exclusive business cooperation agreement between WXZJ and Sixiang Qiyuan (including supplementary agreements thereto, if any), WXZJ will provide Sixiang Qiyuan with exclusive business support and all business-related technologies and consulting services in order to obtain the fees equal to the consolidated net income of Xiuli (Zhejiang) Culture Tech Co., Ltd., Leku (Zhejiang) Culture Tech Co., Ltd., Haifan (Zhejiang) Culture Tech Co., Ltd., Xiangfeng (Zhejiang) Culture Tech Co., Ltd. and Hongren (Zhejiang) Culture Tech Co., Ltd. after deducting losses of the previous year (if any). WXZJ may adjust the service fees according to the following factors:

●	Quarterly based on the complexity and difficulty of the services provided pursuant to the exclusive business cooperation agreement during such quarter (“Quarterly Services”);

●	the number of WXZJ’s employees who provided the Quarterly Services and the qualifications of these employees;

●	The number of hours WXZJ’s employees spent to provide the Quarterly Services;

●	The nature and value of the Quarterly Services;

●	market reference price; and

●	Sixiang Qiyuan’s operating conditions.

The term of the exclusive business cooperation agreement is twenty years and is automatically renewable for one year. Upon the expiration of each renewal term, the agreement can be automatically renewed for one year. In addition, WXZJ shall have the right to terminate this agreement at any time by giving a three-day notice on the termination of this Agreement.

We have been advised by Beijing Feng Yu Law Firm (“Feng Yu Law Firm”), our PRC legal counsel:

●	based on its understanding of the relevant laws and regulations, is of the opinion that, subject to the judicial interpretations of the PRC laws or legislative interpretation of the PRC laws by PRC government authority, each of the VIE contracts among WXBJ, Zhihui Qiyuan and its registered shareholders is valid, binding and enforceable in accordance with its terms and does not violate current effective applicable PRC Laws.

●	based on its understanding of the relevant laws and regulations, is of the opinion that, subject to the judicial interpretations of the PRC laws or legislative interpretation of the PRC laws by PRC government authority, each of the VIE contracts among WXZJ, Sixiang Qiyuan and its registered shareholders is valid, binding and enforceable in accordance with its terms and does not violate current effective applicable PRC Laws.

However, our PRC legal counsel has advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of our PRC legal counsel. Our PRC legal counsel has further advised that if the PRC government finds that the agreements that establish the structure for operating our Internet related value-added business do not comply with PRC government restrictions on foreign investment in the aforesaid business we and the VIEs engage in, we and the VIEs could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Factors Related to Our Corporate Structure.” and “Risk Factors—Risk Factors Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over- the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On October 6, 2022, we were conclusively identified by the SEC under the HFCAA due to the fact that our previous auditor was located in mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions.

Our current Singapore-based auditor, OneStop Assurance PAC is not among the PCAOB-registered public accounting firms headquartered in Mainland China or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder, if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor.

In addition, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For details of risks related to the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — Our shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of our shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Permissions Required from the PRC Authorities for Our Operations and Securities Offerings

Scienjoy Holding Corporation is a company incorporated in the British Virgin Islands, and WFOEs, our PRC subsidiaries, are foreign-invested enterprises under PRC laws. We do not have any substantive business operations on our own, and we conduct our business in China through the VIEs and its subsidiaries, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services as set out in the Negative List (2021 Version) promulgated by the MOFCOM and the NDRC.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the affiliated entities, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the affiliated entities face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the historical lack of inspection on our auditors by the PCAOB. Such risks could result in a material change in our operations and/or the value of the Class A ordinary shares or could significantly limit or completely hinder our ability to offer Class A ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the affiliated entities and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Our operations in China are governed by PRC laws and regulations, our subsidiaries in China and the affiliated entities are required to obtain licenses, permits, filings, or approvals for the functions and services of our respective platforms. As of the date of this prospectus, we believe our subsidiary in China and the affiliated entities have obtained all the licenses, permits, filings, or approvals for our current operations in China. Because the Company’s business is constantly evolving, and due to the uncertainties of interpretation and implementation of relevant laws and regulations, the enforcement practice by government authorities in the PRC, and the complexity of relevant laws and regulations in China that may change or introduce new requirements in the future, we cannot assure you that our subsidiary in China and the affiliated entities have obtained all the permits or licenses required for conducting our and the affiliated entities’ business in China, or that we and the affiliated entities will be able to renew existing licenses and permits in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If we fail to obtain or maintain the required licenses and approvals or if we fail to comply with laws and regulations applicable to our industry, our business, results of operations, and financial condition may be materially and adversely affected” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

On December 28, 2021, the NDRC and several other agencies jointly adopted and published the new Measures for Cybersecurity Review (the “New Cybersecurity Measures”), effective from February 15, 2022. The New Cybersecurity Measures reiterate that, if an operator of critical information infrastructure who purchases network products or services that affects or may affect national security, or if a network platform operator who possesses the personal information of more than 1 million users intends to list in a foreign country, they shall file with the Office of Cybersecurity Review for cybersecurity review. The New Cybersecurity Measures further elaborate the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

As advised by our PRC legal counsel, we believe that we and our PRC subsidiaries and the VIEs are not required to apply for a cyber security review with Cyberspace Administration of China (CAC), since we listed our Class A ordinary shares on the Nasdaq before the effective date of the New Cybersecurity Measures, and our PRC subsidiaries and the VIEs as the “network platform operators” will not be subject to CAC’s review or approval regarding data cyber security under other current-effective CAC rules, since that, (a) all of collection and processing of any personal information or other data in the ordinary course of business are conducted by our PRC subsidiaries and the VIEs within the territory of PRC, (b) none of our PRC subsidiaries or the VIEs provides any personal information or operational data outside the territory of PRC, (c) such personal information or operational data handled by our PRC subsidiaries and the VIEs will not be construed as important data threatening China’s national security, and (d) none of our PRC subsidiaries or the VIEs will fell under the “critical information infrastructure operators”, which are subject to direct and more strict regulatory supervision under CAC rules. However, the New Cybersecurity Measures do not provide any explanation or interpretation of “overseas listing” or “affect or may affect national security,” and Chinese government may have broad discretion in interpreting and enforcing these laws and regulations, which may also require the Company to make filings or obtain approval from CAC or other competent authorities with respect to its further offerings in overseas public markets. We cannot predict the impact of the review measures, if any, at this stage, and we will closely monitor and assess the statutory developments in this regard. In the opinion of Feng Yu Law Firm, our PRC legal counsel, as of the date of this prospectus, we, our PRC subsidiary and the affiliated entities are not required to obtain any approval or permission from the CSRC for us to file this registration statement on Form F-3 under any currently effective PRC laws, regulations, and regulatory rules. However, according to the Overseas Listing Trial Measures and supporting guidelines, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information. Companies that had already been listed overseas as of March 31, 2023, are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed. Any future offering pursuant to the Prospectus will be subject to the Overseas Listing Trial Measures, and we should, through our major operating entities incorporated in the PRC, file for record with the CSRC within three business days after the completion of the subsequent initial offering and make a summary report to the CSRC after the completion of offerings pursuant to the Prospectus.

In the event, we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain approval, permits, registrations or filings in the future for our operations and overseas listing and securities offerings, we and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the PRC government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, we may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The filling of the CSRC will be required and approval and/or other requirements from other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to complete such filing or obtain such approval” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Dividend Distribution and Transfer of Cash

Under our current corporate structure, Scienjoy Holding Corporation, the British Virgin Islands holding company, may rely on dividend payments from our PRC subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our WFOEs receive payments from the VIEs pursuant to the VIE agreements. WFOEs also receives payments from its PRC operating subsidiaries. WFOEs may make distribution of such payments to Scienjoy International Limited, our Hong Kong subsidiary, then further distribute the funds to Scienjoy Holding Corporation through its fully owned subsidiary, Scienjoy Inc.

Cashflow between us and the VIEs primarily consists of transfers from us to the VIEs for supplemental working capital, which is mainly used in payment of operating expenses and investments. For the years ended December 31, 2021, 2022 and 2023, cash transferred from WFOEs and its subsidiaries to the VIEs was RMB296.0 million, RMB273.2 million and RMB154.8 million, respectively. Cash transferred from the VIEs to WFOEs and its subsidiaries mainly consisted of repayment of the working capital loans. For the years ended December 31, 2021, 2022 and 2023, cash transferred from the VIEs to WFOEs and its subsidiaries was RMB253.1 million. RMB201.3 million and RMB171.7 million, respectively. For the years ended December 31, 2021, 2022 and 2023, cash transferred from Scienjoy Holding Corporation to the offshore subsidiaries was RMB562,000, RMB1.6 million and RMB29.1 million, respectively. For the years ended December 31, 2021, 2022 and 2023, cash transferred from offshore subsidiaries to Scienjoy Holding Corporation was RMB260,000, RMB36.2 million and RMB70.3 million, respectively. For the year ended December 31, 2021, cash transferred from offshore subsidiaries to WFOEs and its Subsidiaries was capital contribution of RMB6.4 million. For the year ended December 31, 2023, cash transferred from offshore subsidiaries to WFOEs and its Subsidiaries was working capital loans of RMB63.4 million. For the year ended December 31, 2021, cash transferred from WFOEs and its subsidiaries to offshore subsidiaries was dividend of RMB7.0 million. For the year ended December 31, 2022, cash transferred from WFOEs and its subsidiaries to offshore subsidiaries mainly consisted of repayment of working capital loans of RMB2.1 million and dividend of RMB6.3 million. The source of funds is the capital retained from the Business Combination transaction and revenues generated by our PRC subsidiaries, and there is no tax consequence on the intercompany’ s short-term working capital loans. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries and the VIEs via capital contribution or shareholder loans, as the case may be.

To date, except for the above cash transferred between us and the VIEs, there are no other assets transferred between us and the VIEs. To date, the VIEs have not made any dividends or distributions to our WFOEs and our WFOEs have not made any dividends or distributions to its shareholders or Scienjoy Holding Corporation. As of the date of this prospectus, Scienjoy Holding Corporation has not paid dividends or made distributions to our investors of Class A ordinary shares.

Under British Virgin Islands law, a British Virgin Islands company may authorize a dividend or distribution, provided that in no circumstances may a distribution be made if this would result in the company being unable to satisfy a solvency test. The Company satisfies the solvency test if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.  We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss a PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund.

Our PRC subsidiaries and the VIEs receive substantially all of their revenue in Renminbi. Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their potential future Renminbi revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our Chinese subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Chinese subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, shareholders may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes.

Cash dividends, if any, on our capital shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.  Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOEs to its immediate holding company, Scienjoy International Limited. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Scienjoy International Limited intends to apply for the tax resident certificate if and when WFOEs plan to declare and pay dividends to Scienjoy International Limited.

Summary of Risk Factors

Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Relating to Our Business and Industry

●	We may fail to retain our existing users, keep them engaged or further grow our user base. For details, see the risk factor with the same heading on page 5 in our most recent Annual Report on Form 20-F.

●	Our revenue growth is primarily dependent on paying users and revenue per paying user. If we fail to continue to grow or maintain our paying user base or fail to continue to increase revenue per paying user, our live streaming revenue may not increase, which may materially and adversely affect our results of operations and financial condition. For details, see the risk factor with the same heading on page 5 in our most recent Annual Report on Form 20-F.

●	We rely on a single monetization model. For details, see the risk factor with the same heading on page 5 in our most recent Annual Report on Form 20-F.

●	We may fail to offer attractive content on our platforms. For details, see the risk factor with the same heading on page 5 in our most recent Annual Report on Form 20-F.

●	Failure to attract, cultivate, and retain top broadcasters may materially and negatively affect our user engagement and thus our business and operations. For details, see the risk factor with the same heading on page 6 in our most recent Annual Report on Form 20-F.

●	If we fail to implement an effective revenue sharing fee policy, we may lose our broadcasters and our results of operations and financial condition may be materially and negatively affected. For details, see the risk factor with the same heading on page 6 in our most recent Annual Report on Form 20-F.

●	We partner with various talent agencies to manage our broadcasters. If we are not able to maintain our relationship with talent agencies, our operations may be materially and adversely affected. For details, see the risk factor with the same heading on page 6 in our most recent Annual Report on Form 20-F.

●	Failure to effectively manage our growth and control our periodic spending to maintain such growth may materially and adversely affect our brand, and our business and results of operations may be materially and adversely affected. For details, see the risk factor with the same heading on page 6 in our most recent Annual Report on Form 20-F.

●	We may fail to successfully implement our monetization strategies. For details, see the risk factor with the same heading on page 7 in our most recent Annual Report on Form 20-F.

Risks Relating to Our Corporate Structure

●	We conduct our business through the VIEs by means of contractual arrangements. PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such PRC laws and regulations may materially and adversely affect our business. For details, see the risk factor with the same heading on page 20 in our most recent Annual Report on Form 20-F.

●	Substantial uncertainties exist with respect to whether the foreign investor’s controlling PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment” and how it may impact the viability of our current corporate structure and operations. For details, see the risk factor with the same heading on page 21 in our most recent Annual Report on Form 20-F.

●	We depend upon the contractual arrangements in conducting our business in China, which may not be as effective as direct ownership in providing operational control. For details, see the risk factor with the same heading on page 21 in our most recent Annual Report on Form 20-F.

●	If the PRC government deems that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations on foreign investment in Internet and other related businesses, or if these regulations or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and may need to reorganize our current corporate structure to comply with PRC laws and regulations. In addition, if the Company issues new securities for future financing, the Company shall disclose the whole corporate structure including VIEs to CSRC and may be inquired by CSRC about the background of such structure. For details, see the risk factor with the same heading on page 22 in our most recent Annual Report on Form 20-F.

●	We may rely on dividends and other distributions on equity paid by our Chinese subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Chinese subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. For details, see the risk factor with the same heading on page 31 in our most recent Annual Report on Form 20-F.

Risks Relating to Doing Business in China

●	Adverse Changes in China’s political, economic social conditions or government policies could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of the business and operations of the VIES and our PRC subsidiaries. For details, see the risk factor with the same heading on page 25 in our most recent Annual Report on Form 20-F.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. For details, see the risk factor with the same heading on page 24 in our most recent Annual Report on Form 20-F.

●	Regulation and censorship of information disseminated over the mobile and Internet in China may adversely affect our business and subject us to liability for streaming content or content posted on our platforms. For details, see the risk factor with the same heading on page 24 in our most recent Annual Report on Form 20-F.

●	Rules and regulations in China can change quickly with little or no advance notice and their interpretation and the implementation involve uncertainty, which could materially and adversely affect the operations of the VIEs and our company as a whole and the value of our securities. For details, see the risk factor with the same heading on page 26 in our most recent Annual Report on Form 20-F.

●	The PRC government’s significant oversight over our business operation could result in a material adverse change in the operations of the VIEs and our company as a whole and the value of our Class A ordinary shares. For details, see the risk factor with the same heading on page 25 in our most recent Annual Report on Form 20-F.

●	Our shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting and the cessation of trading of our shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. For details, see the risk factor with the same heading on page 26 in our most recent Annual Report on Form 20-F.

Risks Relating to Our Corporate Governance

●	We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. For details, see the risk factor with the same heading on page 39 in our most recent Annual Report on Form 20-F.

●	Our dual-class share structure with different voting rights and conversion of certain ordinary shares will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A ordinary shares may view as beneficial. For details, see the risk factor with the same heading on page 40 in our most recent Annual Report on Form 20-F.

Corporate Information

We were originally a blank check company, known as Wealthbridge, incorporated in the British Virgin Islands on May 2, 2018 with limited liability to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. On May 7, 2020, we consummated the business combination contemplated by the Share Exchange Agreement with Lavacano and WBY, pursuant to which we acquired 100% the issued and outstanding equity interests of Scienjoy Inc. and changed our name to Scienjoy Holding Corporation.

Our principal executive offices are located at RM 1118, 11th Floor, Building 3, No. 99 Wangzhou Rd., Liangzhu St, Yuhang District, Hangzhou, Zhejiang Province, China, 311113. Our telephone number at this address is (86) 571 8858 6668. Our registered office in the British Virgin Islands is located at Clarence Thomas Building, ealyh Road Town, Tortola, VG 1110, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York. Our website is http://www.scienjoy.com. The information on our websites should not be deemed to be part of this annual report. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy, and information statements, and other information regarding registration that make electronic filings with the SEC using the EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, which is December 31, 2024. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three- year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under Item 3. Key Information—D. Risk Factors in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, the trading price of our securities could decline due to any of these risks and the occurrence of any of these risks might cause you to lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in or incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These forward-looking statements are made under the “safe-harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Known and unknown risks, uncertainties and other factors, including those listed under the section of “Item 3. Key Information — D. Risk Factors” to our most recent Annual Report on Form 20-F filed with the SEC on April 26, 2024 and incorporated by reference in this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential,” “plan,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategies and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	the goals and strategies for the VIEs and our company as a whole;

●	the VIEs’ ability to attract new users and talents to our platforms;

●	the future business development, financial condition and results of operations of the VIEs and our company as a whole;

●	the expected growth in, and market size of, the mobile live streaming platforms;

●	the expected changes in the revenue, costs or expenditures of the VIEs and our company as a whole;

●	the VIEs’ ability to continue to source and offer new and attractive products and services;

●	the expectations regarding demand for and market acceptance of our brands, platforms and services;

●	the expectations regarding growth in the VIEs’ user base and level of user engagement;

●	the VIEs’ ability to attract, retain and monetize users;

●	the VIEs’ ability to continue to develop new technologies and/or upgrade our existing technologies;

●	growth of and trends of competition in mobile live streaming industry;

●	government policies and regulations relating to mobile live streaming industry; and

●	general economic and business conditions in the markets the VIEs have businesses.

These forward-looking statements involve various risks and uncertainties. You should read thoroughly this prospectus (as supplemented or amended) and the information incorporated by reference in this prospectus with the understanding that our actual future results may be materially different from, or worse than, what we expect. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward- looking statements. In addition, the rapidly changing nature of the on-demand consumer service market and workforce operational solution platform market results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes. We will not receive any proceeds from the sale by the selling shareholders of the securities offered by them described in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDERS

This prospectus relates, in part, to the offer and sale by the selling shareholders named herein, or their permitted transferees, of up to 11,495,061 Class A ordinary shares.

The following table sets forth the number of securities being offered by the selling shareholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus. The following table also sets forth the number of shares known to us. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any resale shares. The selling shareholders are not making any representation that any securities covered by this prospectus will be offered for sale. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of the securities. For purposes of the table below, we assume that all of the Class A ordinary shares covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A ordinary shares and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Class A ordinary shares beneficially owned by them. The inclusion of any shares of Class A ordinary shares in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the table are based on 38,516,968 Class A ordinary shares as of July 1, 2024.

	Class A Ordinary Shares Beneficially Owned Prior to Offering		Class A Ordinary Shares to be Sold Pursuant to this	Class A Ordinary Shares Beneficially Owned After Offering
Name of Selling Security Holders	Shares	%	Prospectus	Shares	%
WBY Entertainment Holdings LTD. (1)	1,968,308	5.11%	1,968,308	0	0%
Wolter Global Investment Limited (2)	4,672,203	12.13%	4,672,203	0	0%
Tongfang Stable Fund (3)	1,462,500	3.80%	1,462,500	0	0%
Oriental Holdings Limited (4)	250,000	*	250,000	0	0%
Chardan Capital Markets, LLC (5)	17,708	*	17,708	0	0%
Oriental Wealthjoy Inc (6)	832,648	2.16%	832,648	0	0%
Wealthjoy Enterprise Inc (7)	1,145,847	2.97%	1,145,847	0	0%
Sinowealth Enterprise Inc (8)	1,145,847	2.97%	1,145,847	0	0%

*	Less than 1%

(1)	Mr. Bo Wan has voting and dispositive power over the shares owned by WBY Entertainment Holdings Ltd. Mr. Bo Wan is a director and Chief Operating Officer of the Company. The address of WBY Entertainment Holdings Ltd. is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	The address of Wolter Global Investment Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island.

(3)	Viva Plan Limited owns 100% equity interest in Tongfang Stable Fund. The address of Tongfang Stable Fund is Unit 2102-3, Golden Centre, 188 Des Voeux Road, Central, Hong Kong.

(4)	Mr. Jining Li has voting and dispositive power over the shares owned by Oriental Holdings Limited. The address of Mr. Jining Li and Oriental Holdings Limited is Unit B, 17/F Success Commercial Building 245-251 Hennessy Road, Wanchai, Hong Kong.

(5)	The address of Chardan Capital Markets, LLC is 17 State Street, 21st Floor, New York, NY 10004.

(6)	The address of Oriental Wealthjoy Inc is Trident Chambers, P.O. Box 146, Tortola, Road Town, British Virgin Islands.

(7)	The address of Wealthjoy Enterprise Inc is Trident Chambers, P.O. Box 146, Tortola, Road Town, British Virgin Islands.

(8)	The address of Sinowealth Enterprise Inc is Trident Chambers, P.O. Box 146, Tortola, Road Town, British Virgin Islands.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Class A ordinary shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Class A ordinary shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short- covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Plan of Distribution of Selling Shareholders

The Class A ordinary shares may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each of the selling shareholders as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by selling shareholders will decrease as and when they effect any such transfers. The plan of distribution for the selling shareholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Once sold under this registration statement, of which this prospectus forms a part, the Class A ordinary shares will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the selling shareholders of the Class A ordinary shares. We will bear all fees and expenses incident to our obligation to register the Class A ordinary shares.

The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions. The selling shareholders may offer their shares from time to time pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	public or privately negotiated transactions;

●	on the Nasdaq Capital Market (or through the facilities of any national securities exchange or U.S. inter- dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling shareholders may:

●	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

●	sell the shares short after the effective date of the registration statement of which this prospectus forms a part and redeliver the shares to close out such short positions;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

●	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling shareholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods. The selling shareholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a Selling Stockholder for purposes of this prospectus. A Selling Stockholder or their successors in interest may from time to time pledge or grant a security interest in some or all of the Class A ordinary shares, and if the Selling Stockholder default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A ordinary shares from time to time under this prospectus; provided, however in the event of a pledge or then default on a secured obligation by the Selling Stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling shareholders to include the pledgee, secured party or other successors in interest of the Selling Stockholder under this prospectus.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act, provided the selling shareholders meet the criteria and conform to the requirements of such rule.

The selling shareholders may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). If the Class A ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. Neither we, nor the selling shareholders, can presently estimate the amount of that compensation. If a selling shareholder notifies us that a material arrangement has been entered into with a broker- dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required by Rule 424 under the Securities Act, setting forth: (i) the name of each of the selling shareholders and the participating broker-dealers; (ii) the number of shares involved; (iii) the price at which the shares were sold; (iv) the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; (v) a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other fact material to the transaction.

The selling shareholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market-making activities with respect to the particular shares being distributed for certain periods prior to the commencement of, or during, that distribution. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply.

In offering the shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. We are not aware that any selling shareholder has entered into any arrangements with any underwriters or broker-dealers regarding the sale of its Class A ordinary shares.

DESCRIPTION OF SHARE CAPITAL

We are a company incorporated in the British Virgin Islands as a BVI business company whose registered office is at Clarence Thomas Building, Road Town, Tortola, British Virgin Islands, and our affairs are governed by our Memorandum and Articles of Association and the laws of the British Virgin Islands. For the purposes of the BVI Business Companies Act (R.E. 2020) as amended (the “BVI Act”), there are no limitations on the business that we may carry on.

Pursuant to our Memorandum and Articles of Association, we shall issue registered shares only. We are not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares. We are currently authorized to issue an unlimited number of shares of Class A ordinary shares, 2,925,058 Class B ordinary shares and 50,000,000 Class A preferred shares, each with no par value. Shares may be issued in one or more series of shares as the directors may by resolution of directors determine from time to time. As of July 1, 2024, 38,516,968 Class A ordinary shares and 2,925,058 Class B ordinary shares are issued and outstanding.

Class A Ordinary Shares

Pursuant to our Memorandum and Articles of Association, holders of Class A ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the Class A ordinary shares.

Each Class A ordinary share confers upon the shareholder:

●	the right to one vote at a meeting of the shareholders or on any resolution of shareholders;

●	the right to an equal share in any dividend paid by us; and

●	the right to an equal share in the distribution of our surplus assets on our liquidation.

Class B Ordinary Shares

Pursuant to our Memorandum and Articles of Association, holders of Class B ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the Class B ordinary shares.

Each Class B ordinary share confers upon the shareholder:

●	the right to ten votes at a meeting of the shareholders or on any resolution of shareholders;

●	the right to an equal share in any dividend paid by us; and

●	the right to an equal share in the distribution of our surplus assets on our liquidation.

Key Provisions of Our Memorandum and Articles of Association and British Virgin Islands Laws Affecting Our Ordinary Shares or Corporate Governance

The following are summaries of material terms and provisions of our Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our Class A and Class B ordinary shares or corporate governance. This summary is not intended to be complete, and you should read our Memorandum and Articles of Association.

Voting Rights

We have two classes of ordinary shares, namely, Class A ordinary shares and Class B ordinary shares. Both the Class A ordinary shares and the Class B ordinary shares will have the same rights except that the Class B ordinary shares will have weighted voting rights. Each Class B ordinary share shall have ten votes per share at a meeting of the shareholders or on any resolution of shareholders whereas each Class A ordinary share shall only have one vote per share. Each outstanding Class B ordinary share is convertible at any time at the option of the holder into one Class A ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every Class A ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each Class A ordinary share held on all matters to be voted on by shareholders. Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every Class B ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have ten votes for each Class B ordinary share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in a BVI company’s memorandum or articles of association. We have not made provisions in our Memorandum and Articles of Association for cumulative voting for such elections.

Under British Virgin Islands laws, the voting rights of shareholders are regulated by our Memorandum and Articles of Association and, in certain circumstances, the BVI Act. Our Memorandum and Articles of Association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless our Memorandum and Articles of Association otherwise provide, the requisite majority is usually a simple majority of votes cast.

Dividend Rights

Each ordinary share (including both Class A ordinary shares and Class B ordinary shares) is entitled to an equal share in any dividend paid by the Company. The Articles of Association provide that the directors of the Company may authorize a distribution (including a dividend) at a time and of an amount they think fit if they are satisfied that immediately after the distribution (or dividend) the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Preemption Rights

British Virgin Islands laws do not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our Memorandum and Articles of Association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands laws. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands laws or our Memorandum and Articles of Association.

Liquidation Rights

We may by resolution of shareholders or, subject to section 199(2) of the BVI Act, by resolution of directors appoint a voluntary liquidator.

Transfer of Shares

Any shareholder may transfer all or any of his shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. The instrument of transfer of any share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange (such as Nasdaq Capital Market) or in any other form approved by the directors.

Share Repurchases and Redemptions

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us. In addition, our directors must determine that, immediately following the redemption or repurchase, we will be able to pay our debts as they fall due and that the value of our assets will exceed our liabilities.

Share Redesignation, Reclassification or Conversion

As permitted by the BVI Act and our Memorandum and Articles of Association, a Shareholder holding Class B ordinary shares may at any time require the Company to convert all or a portion of the Class B ordinary shares held by that Shareholder for Class A ordinary shares. The Company may redesignate, reclassify or convert all or a portion of: (a) the ordinary shares held by a shareholder into Class A ordinary shares; and (b) the ordinary shares held by a shareholder into Class B ordinary shares with the consent of that shareholder by resolution of shareholders.

Board of Directors

We are managed by a board of directors which currently consists of seven directors. Our Memorandum and Articles of Association provide that the minimum number of directors shall be two and there shall be no maximum number of directors. The term of the directors is two years.

The directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party. There are no share ownership qualifications for directors.

Meetings of our board or directors may be convened at any time deemed necessary by any of our directors.

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

The directors may, by resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age.

Meetings of Shareholders

Any of our directors may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

Upon the written request of shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

Subject to our Memorandum and Articles of Association, the director convening a meeting of members shall give not less than 7 days’ written notice of such meeting to: (a) those members whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The corporate statutes of the State of Delaware and the British Virgin Islands are similar, and the flexibility available under British Virgin Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

Director’s Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on the directors of the corporation.

Our Memorandum and Articles of Association can generally be amended by with the approval of the holders of a majority of our outstanding ordinary shares or by a resolution of the board of directors. In addition, pursuant to our Memorandum and Articles of Association, our board of directors may amend our Memorandum and Articles of Association by a resolution of directors without a requirement for a resolution of shareholders so long as the amendment does not:

●	restrict the rights or powers of the shareholders to amend our Memorandum and Articles of Association;

●	change the percentage of shareholders required to pass a resolution of shareholders to amend our Memorandum and Articles of Association;

●	amend our Memorandum and Articles of Association in circumstances where it cannot be amended by the shareholders; or

●	certain provisions that our Memorandum and Articles of Association specifies cannot be amended.

Written Consent of Directors

Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. Under British Virgin Islands law and our Memorandum and Articles of Association, only a majority of the directors are required to sign a written consent.

Written Consent of Shareholders

Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. As permitted by British Virgin Islands law, our Memorandum and Articles of Association provides that a resolution of shareholders can be consented to in writing by a majority of in excess of 50 percent of the votes of ordinary shares entitled to vote thereon.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares.

Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. As permitted by British Virgin Islands law and our Memorandum and Articles of Association, we may by resolution of shareholders or, subject to section 199(2) of the BVI Act, by resolution of directors appoint a voluntary liquidator.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of the stock. As permitted by British Virgin Islands law and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us. However, the consent of the shareholder whose shares are to be repurchased, redeemed or otherwise acquired must be obtained, except as specified in the terms of the applicable class or series of shares or as described under “—Compulsory Acquisition” below. In addition, our directors must determine that, immediately following the redemption or repurchase, we will be able to pay our debts as they fall due and that the value of our assets will exceed our liabilities.

Compulsory Acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

Under the BVI Act, subject to any limitations in a company’s memorandum and articles of association, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption and to be paid the fair value of his shares, as described under “—Shareholders’ Rights under British Virgin Islands Law Generally” below.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law and our Memorandum and Articles of Association, if at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the voting rights in that class.

Election of Directors

Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors. As permitted by British Virgin Islands law, and pursuant to our Memorandum and Articles of Association, our first directors shall be appointed by the first registered agent within 6 months of the date of incorporation; and thereafter, the directors shall be elected by resolution of shareholders or, where permitted by our Memorandum and Articles of Association, by resolution of directors.

Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Similarly, as permitted by British Virgin Islands law, our Memorandum and Articles of Association provides that directors may be removed from office, (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 50 percent of the votes of the shareholders of the Company entitled to vote, or (b) with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. One or more companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the British Virgin Islands if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the British Virgin Islands are incorporated. In respect of such a merger or consolidation, a British Virgin Islands company is required to comply with the provisions of the BVI Act, and a company incorporated outside the British Virgin Islands is required to comply with the laws of its jurisdiction of incorporation.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Inspection of Books and Records

Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Under British Virgin Islands law, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the British Virgin Islands Registrar of Corporate Affairs, including the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), records of license fees paid to date, any articles of dissolution, any articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of a company is entitled, on giving written notice to the company, to inspect:

a)	the memorandum and articles of association;

b)	the register of members;

c)	the register of directors; and

d)	the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder.

In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (a) through (d) above. However, subject to the memorandum and articles of association of the company, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Where a company keeps a copy of the register of members or the register of directors at the office of its registered agent, it is required to notify the registered agent of any changes to the originals of such registers, in writing, within 15 days of any change; and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept. Where the place at which the original register of members or the original register of directors is changed, the company is required to provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors determine the minutes of meetings and resolutions of shareholders and of classes of shareholders, and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the company’s registered agent, the company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

Conflict of Interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to the director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

The BVI Act provides that a director shall, forthwith after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed because the transaction is between the company and the director himself and is otherwise in the ordinary course of business and on usual terms and conditions. As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction, and subject to compliance with the BVI Act shall not, by reason of his office be accountable to us for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

British Virgin Islands law has no comparable provision. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Independent Directors

There are no provisions under Delaware corporate law or under the BVI Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the British Virgin Islands, but our Memorandum and Articles of Association does not provide for cumulative voting.

Shareholders’ Rights under British Virgin Islands Law Generally

The BVI Act provides for certain remedies that may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, British Virgin Islands courts can issue a restraining or compliance order. However, shareholders can also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct. In addition, any shareholder of a company may apply to the courts for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act also provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers or transferees to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber or transferee. In the event of delay or failure on the part of the subscriber or transferee in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited or refuse to amend the register of members to reflect the transferee’s ownership of the relevant shares.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Exchange Controls.

No laws of the British Virgin Islands, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do not reside in the British Virgin Islands.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue 50,000,000 Class A preferred shares (the “preferred shares”). The rights attaching to the preferred shares shall be set out in the Company’s Memorandum of Association. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized shares (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series. Any series of preferred shares issued must carry the same rights as any other series of preferred shares in the same class.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights. The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, preferred shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material British Virgin Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, preferred shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur an SEC registration fee of US$36,958.02, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Forbes Hare. Certain legal matters as to PRC law will be passed upon for us by Beijing Feng Yu Law Firm. Ellenoff Grossman & Schole LLP may rely upon Forbes Hare with respect to matters governed by British Virgin Islands law and Beijing Feng Yu Law Firm with respect to matters governed by PRC law.

EXPERTS

The audited consolidated financial statements of Scienjoy Holding Corporation and its subsidiaries as for the years ended December 31, 2023 and 2022, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States, and British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, most of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the U.S. or of any state in the U.S.

Forbes Hare, our counsel with respect to the laws of the British Virgin Islands, and Beijing Feng Yu Law Firm, our counsel as to Chinese law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would, respectively, (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States that are penal in nature.

Forbes Hare has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) is final and for a liquidated sum; (iii) is not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations of the company; (iv) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (v) recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and (vi) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Forbes Hare has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Beijing Feng Yu Law Firm, our Chinese counsel, has advised us that the recognition and enforcement of foreign judgments are provided for under China’s Civil Procedure Law (the “Civil Procedure Law”). Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. However, as of the date of this prospectus, China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a Chinese court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands. Furthermore, it will be difficult for U.S. shareholders to initiate actions against us in China in accordance with Chinese laws because we are incorporated under the laws of the British Virgin Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a Chinese court to have jurisdiction as required under the Civil Procedure Law.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024; and

●	The description of our ordinary shares contained in our Registration Statement on Form 8-A, as filed with the SEC on February 5, 2019 and any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such Forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Scienjoy Holding Corporation

RM 1118, 11th Floor, Building 3, No. 99 Wangzhou Rd., Liangzhu St.

Yuhang District, Hangzhou, Zhejiang Province, 311113, China

Phone: (86) 0571 8858 6668

You should rely only on information contained in, or incorporated by reference into, this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association, as amended, the BVI Business Companies Act, (R.E. 2020) as amended, the Insolvency Act, 2003 of the British Virgin Islands, each of which as amended, and the common law of British Virgin Islands allow the Company to indemnify its officers and directors from certain liabilities. The Articles provide that we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of us; or (b) is or was, at the request of us, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

We will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful.

The decision of our board of directors as to whether an indemnitee acted honestly and in good faith and with a view to our best interests and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of us, or who, at our request, is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability as provided in the Articles.

The indemnification provisions contained in the director service agreement by and between us and each of our incumbent non-executive directors provide for a scope of indemnification consistent with the scope described in the foregoing paragraphs in this section.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-3 (File No. 333-259951), as amended, initially filed with the SEC on November 29, 2021)
4.2**	Form of Preferred Shares
4.3**	Form of Indenture (including form of Debt Securities)
4.4**	Form of Warrant Agreement (including Warrant Certificate)
4.5**	Form of Subscription Right Agreement (including form of Right Certificate)
4.6**	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of Forbes Hare regarding the validity of the securities being registered and certain British Virgin Islands legal matters
5.2*	Opinion of Beijing Feng Yu Law Firm regarding certain PRC legal matters
23.1*	Consent of OneStop Assurance PAC, an independent registered public accounting firm
23.2*	Consent of Forbes Hare (included in Exhibit 5.1)
23.3*	Consent of Beijing Feng Yu Law firm
24.1*	Power of Attorney (included on the signature page)
107*	Calculation of Filing Fee Table

*	Filed herewith.
**	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 1, 2024.

Scienjoy Holding Corporation

By:	/s/ Xiaowu He
	Name:	Xiaowu He
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Xiaowu He and Mr. Denny Tang and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaowu He	Chairman of the Board of Directors and Chief Executive Officer	July 1, 2024
Xiaowu He	(Principal Executive Officer)

/s/ Denny Tang	Chief Financial Officer	July 1, 2024
Denny Tang	(Principal Financial and Accounting Officer)

/s/ Bo Wan	Director and Chief Operating Officer	July 1, 2024
Bo Wan

/s/ Yongsheng Liu	Director and Vice Chairman of the Board of Directors	July 1, 2024
Yongsheng Liu

/s/ Hucheng Zhou	Director	July 1, 2024
Hucheng Zhou

/s/ Huifeng Chang	Director	July 1, 2024
Huifeng Chang

/s/ Jian Sun	Director	July 1, 2024
Jian Sun

/s/ Jun Lu	Director	July 1, 2024
Jun Lu

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Scienjoy Holding Corporation has signed this registration statement in New York on July 1, 2024.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.